   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1997
                                                 Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               _________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               _________________

                       PIONEER NATURAL RESOURCES COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                                               75-2702753
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

                           1400 WILLIAMS SQUARE WEST
                         5205 NORTH O'CONNOR BOULEVARD
                              IRVING, TEXAS 75039
          (Address of principal executive offices, including zip code)
                               _________________

                      PIONEER NATURAL RESOURCES USA, INC.
                           PROFIT SHARING 401(K) PLAN

                            (Full title of the plan)

                                MARK L. WITHROW
                           1400 WILLIAMS SQUARE WEST
                         5205 NORTH O'CONNOR BOULEVARD
                              IRVING, TEXAS 75039
                                 (972) 444-9001
           (Name, address and telephone number of agent for service)

                                    copy to:
                               ROBERT L. KIMBALL
                             VINSON & ELKINS L.L.P.
                           3700 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                            DALLAS, TEXAS 75201-2975
                                 (214) 220-7700

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                                              Proposed
     Title of securities         Amount to be           Proposed         maximum aggregate        Amount of
      to be registered            registered         maximum offering    offering price (1)   registration fee
                                                   price per unit (1)
---------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 par
 value per share . . . . .    400,000 shares(2)          $39.62                  $15,848,000          $4,803
---------------------------------------------------------------------------------------------------------------
 Interests in the Pioneer
 Natural Resources
 Company Profit
 Sharing 401(k) Plan . . .           (3)                   (4)                  (4)                  (4)
---------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") and based on the average of the high and low prices of the Common Stock reported on The New York Stock Exchange on October 28, 1997.

(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement.

(3) Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of plan interest to be offered or sold pursuant to the Pioneer Natural Resources USA, INC. Profit Sharing 401(k) Plan.

(4) Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register plan interests.


================================================================================

                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed with the Securities and Exchange Commission by Pioneer Natural Resources Company, a Delaware corporation (the "Company"), and are incorporated herein by reference and made a part hereof:

         (a) The Company's Registration Statement on Form S-4 (File No. 333-26951) filed on June 26, 1997;

         (b) The Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997;

         (c)     The Company's Current Report on Form 8-K dated August 7, 1997;


         (d)     The Company's Current Report on Form 8-K dated October 2,
                 1997;

         (e) Joint Management Information Circular and Proxy Statement of Pioneer and Chauvco filed on October 1, 1997; and

         (f) The description of the Company's Common Stock, $0.01 par value per share, contained in Item 1 of the Company's Registration Statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") on August 8, 1997.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be addressed to Pioneer Natural Resources Company, 1400 Williams Square West, 5205 North O'Connor Boulevard, Irving, Texas 75039,
Attention: Secretary, (972) 444-9001.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Twelfth of the Restated Certificate of Incorporation of the Company provides that the Company shall indemnify its officers and directors to the maximum extent allowed by Delaware General Corporation Law. Pursuant to
Section 145 of the Delaware General Corporation Law, the Company generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful.

         With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorney's fees and other expenses and is not available if the person is adjudged to be liable to the Company, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Company also has the power to purchase and maintain insurance for its directors and officers. Additionally, Article Twelfth of the Restated Certificate of Incorporation provides that, in the event that an officer or director files suit against the Company seeking indemnification of liabilities or expenses incurred, the burden will be on the Company to prove that the indemnification would not be permitted under the Delaware General Corporation Law.

         The preceding discussion of the Company's Restated Certificate of Incorporation and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Company's Restated Certificate of Incorporation and Section 145 of the Delaware General Corporation Law.

         The Company has entered into indemnity agreements with its directors and officers. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

         4.1     --       Pioneer Natural Resources USA, Inc. 401(k) Plan.

         5.1     --  (a)  Opinion of Vinson & Elkins L.L.P.

                     (b) The Company will submit the Pioneer Natural Resources USA, Inc. 401(k) Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan.

         23.1    --       Consent of KPMG Peat Marwick LLP.

         23.2    --       Consent of Arthur Andersen LLP.

         23.3    --       Consent of Coopers & Lybrand L.L.P.

         23.4    --       Consent of Vinson & Elkins L.L.P. (included in Exhibit
                          5.1)

         24.1    --       Powers of Attorney of directors and officers of
                          Pioneer Natural Resources Company (included on page
                          II-4 to this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes:

                 (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and
         (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the

         Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 31st day of October, 1997.

                                        PIONEER NATURAL RESOURCES COMPANY


                                        By:  /s/ Scott D. Sheffield
                                           -------------------------------------
                                                 Scott D. Sheffield
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Scott D. Sheffield, Mark L. Withrow and M. Garrett Smith, or any of them, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement (including any additional registration statement filed pursuant to Rule 462 of the Securities Act with respect to this Registration Statement) as that attorney-in-fact may deem necessary or appropriate.

          Signature                                        Capacity                          Date
          ---------                                        --------                          ----
      /s/ Scott D. Sheffield                 President, Chief Executive Officer and     October 31, 1997
----------------------------------------                   Director
          Scott D. Sheffield                     (Principal Executive Officer)



      /s/ M. Garrett Smith                    Senior Vice President--Finance and        October 31, 1997
----------------------------------------             Assistant Secretary
          M. Garrett Smith                     (Principal Financial Officer and
                                                  Principal Accounting Officer)



      /s/ I. Jon Brumley                            Chairman of the Board               October 31, 1997
----------------------------------------
          I. Jon Brumley


      /s/ R. Hartwell Gardner                              Director                     October 31, 1997
----------------------------------------
          R. Hartwell Gardner



      /s/ John S. Herrington                               Director                     October 31, 1997
----------------------------------------
          John S. Herrington


      /s/ Kenneth A. Hersh                                 Director                     October 31, 1997
----------------------------------------
          Kenneth A. Hersh



      /s/ James L. Houghton                                Director                     October 31, 1997
----------------------------------------
          James L. Houghton

      /s/ Jerry P. Jones                                   Director                  October 31, 1997
 ---------------------------------------
          Jerry P. Jones


                                                           Director
 ---------------------------------------
          T. Boone Pickens



      /s/ Richard E. Rainwater                             Director                  October 31, 1997
 ---------------------------------------
          Richard E. Rainwater


      /s/ Charles E. Ramsey, Jr.                           Director                  October 31, 1997
 ---------------------------------------
          Charles E. Ramsey, Jr.



      /s/ Arthur L. Smith                                  Director                  October 31, 1997
 ---------------------------------------
          Arthur L. Smith


      /s/ Philip B. Smith                                  Director                  October 31, 1997
 ---------------------------------------
          Philip B. Smith



      /s/ Robert L. Stillwell                              Director                  October 31, 1997
 ---------------------------------------
          Robert L. Stillwell


      /s/ Michael D. Wortley                               Director                  October 31, 1997
 ---------------------------------------
          Michael D. Wortley




PIONEER NATURAL RESOURCES USA, INC. 401(K) PLAN                                      October 31, 1997

 By:  The 401(k) Plan Committee of the Board of
      Directors of Pioneer Natural Resources Company


 By:  /s/  LARRY  PAULSEN
     ----------------------------------------------
     Larry Paulsen
     Chairman of 401(k) Plan Committee



                                 EXHIBIT INDEX


Exhibit                           Description of Exhibit
-------                           ----------------------
4.1     --       Pioneer Natural Resources USA, Inc. 401(k) Plan.

5.1     --   (a) Opinion of Vinson & Elkins L.L.P.

             (b) The Company will submit the Pioneer Natural Resources USA,
                 Inc. 401(k) Plan and any amendment thereto to IRS in a timely manner and will make all changes required by the IRS in order to qualify the plan.

23.1    --       Consent of KPMG Peat Marwick LLP.

23.2    --       Consent of Arthur Andersen LLP.

23.3    --       Consent of Coopers & Lybrand L.L.P.

23.4    --       Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

24.1    --       Powers of Attorney of directors and officers of Pioneer
                 Natural Resources Company (included on page II-4 to this
                 Registration Statement).